Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICERS AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tastemaker Acquisition Corp. (the “Company”) for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Pace, Co-Chief Executive Officer of the Company, Andrew Pforzheimer, Co-Chief Executive Officer, and Christopher Bradley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

Date: March 29, 2023
/s/ David Pace
David Pace
Co-Chief Executive Officer
(Principal Executive Officer)

Date: March 29, 2023
/s/ Andrew Pforzheimer
Andrew Pforzheimer
Co-Chief Executive Officer
(Principal Executive Officer)

Date: March 29, 2023
/s/ Christopher Bradley
Christopher Bradley
Chief Financial Officer
(Principal Financial Officer)